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                                                                   Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 28, 1997 (except for the first and second paragraphs of Note 1 and all of Note 4, as to which the date is November 3, 1997) in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-39425) and related Prospectus of C2i Solutions, Inc.


                                             /s/ ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP

San Diego, California
January 6, 1998